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                                                                     EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


Subsidiary Name                          Jurisdiction of Organization
---------------                          ----------------------------

SS&C Ventures, Inc.                      Connecticut

SS&C Pacific, Inc.                       Delaware

SS&C Technologies Limited                United Kingdom

SS&C Technologies Sdn. Bhd.              Malaysia

Mabel Systems B.V.                       Illinois

Shepro Braun Systems, Inc.               Netherlands

Financial Automation, Ltd.               Illinois

Quantra Software Corporation             Delaware